United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2014 (March 31, 2014)

Date of Report (date of earliest event reported)

Fox Factory Holding Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive

Scotts Valley, California 95066

(Address of Principal Executive Offices) (Zip Code)

(831) 274-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2014 Fox Factory Holding Corp., a Delaware corporation (the “Company”) amended and restated its existing credit agreement, which credit agreement was dated as of August 7, 2013 and was by and among the Company and Fox Factory, Inc., as “Borrowers”, the lenders party thereto, and SunTrust Bank, as Administrative Agent (“Agent”). The existing credit agreement established a $60,000,000 secured revolving credit facility in favor of the Borrowers. Such existing credit agreement was amended and restated to, among other things, add the Company’s wholly owned subsidiary, Sport Truck USA Holding Corp. (the “Buyer”), as a borrower thereunder, extend the termination date of the revolving credit facility to March 31, 2019, and provide for a secured term loan in the principal amount of $50,000,000 and maturing, subject to quarterly amortization payments, on March 31, 2019 (the “Term Loan”). The proceeds of the Term Loan were used, in part, to fund the purchase of the assets of Sport Truck USA, Inc., a Michigan corporation (the “Seller”) by the Company, as further described in Item 2.01.

The amendments to the Company’s credit agreement and the other terms and provisions thereof and of the Term Loan are as set forth in the form of Amended and Restated Revolving Credit and Term Loan Agreement (“Credit Agreement”) attached to this report as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement as attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed by the Company on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 6, 2014, Buyer and the Seller entered into an Asset Purchase Agreement (the “APA”), dated as of March 5, 2014, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on March 6, 2014 and is hereby incorporated by reference herein. On March 31, 2014, the Company, through Buyer, completed its acquisition of substantially all of Seller’s assets (the “Acquired Assets”) and assumption of certain of Seller’s liabilities in an asset purchase transaction (the “Transaction”) pursuant to the terms and conditions of the APA. The Transaction was approved by the Seller Employee Stock Ownership Plan and Trust (the “Seller ESOP”) at a meeting of such shareholders. A fairness opinion was issued to Seller ESOP on March 31, 2014.

As a result of the consummation of the APA, on March 31, 2014 the Company, through Buyer, paid: (i) to Seller, an amount equal to the sum of $43,857,000 (the “Base Purchase Price”) less certain purchase price adjustments aggregating $944,424 less an escrow amount equal to $3,452,700 (the “Escrow Amount”) less indebtedness re-paid at Closing in the approximate amount of $7,989,637 (the “Indebtedness Payoff Amount”); (ii) the Escrow Amount to SunTrust Bank as escrow agent under the APA; and (iii) the Indebtedness Payoff Amount to Seller’s lender. The proceeds of the Term Loan were used, in part, to fund the consummation of the Transaction, as disclosed in Item 1.01 of this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition

On April 1, 2014, the Company issued a press release announcing the closing of the Transaction and reaffirming its prior first quarter 2014 financial guidance, as most recently stated in a Current Report on From 8-K filed on March 11, 2014 with the SEC, and updating its full fiscal year 2014 guidance to incorporate the impact of the Transaction, which is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 2.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

The information included or incorporated by reference in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

a)	Financial statements of the businesses acquired

To the extent required by this item, historical financial statements for the Transaction referenced in Item 2.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this report is due.

b)	Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction reference in Item 2.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this report is due.

d)	Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated March 31, 2014.

99.1	Copy of press release issued by Fox Factory Holding Corp. on April 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date: April 1, 2014	By:	/s/ David Haugen
David Haugen
Corporate Secretary

Signature Page to 8-K